As filed with the Securities and Exchange Commission on April 9, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

46-4600326
(I.R.S. Employer Identification Number)

111 Somerset Road, Level 3 Singapore 238164 (347) 349-5339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc. 800 North State Street, Suite 304 Dover, DE 19901 Telephone: (877) 734-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon, Esq.

McMillan LLP

1055 West Georgia Street, Suite 1500

Vancouver, British Columbia, Canada V6E 4N7

Telephone: (604) 689-9111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Dated April 9, 2024

PROSPECTUS

FINGERMOTION, INC.

52,712,850 Warrants to Purchase Shares of Common Stock

5,271,285 Shares of Common Stock

We are distributing at no cost to you, as a holder of shares of our common stock, par value $0.0001 per share (“Common Shares”), transferrable warrants to purchase Common Shares (“Warrants”). If you own Common Shares on [●], 2024, the record date, you will be entitled to receive one (1) Warrant for each Common Share you own. When exercisable, ten (10) Warrants will entitle the holder thereof to purchase one (1) Common Share at an exercise price of $7.00 per Common Share. The Warrants will be exercisable in accordance with the terms of the warrant agreement until 5:00 p.m., Eastern Time, on the expiration date, [●], 2026.

Our board of directors is not making a recommendation regarding your exercise of the Warrants. You should carefully consider whether to exercise them.

We have applied for listing the warrants on the NASDAQ Capital Market (“Nasdaq”) and expect trading to commence on or around [●], 2024 under the symbol “FNGRW”. Our Common Shares are traded on Nasdaq under the symbol “FNGR”. The last reported sales price of our Common Shares on Nasdaq on April 8, 2024, the last practicable date before the filing of this prospectus, was $3.14. We urge you to obtain a current market price for the Common Shares before making any investment decision with respect to the Warrants.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

INTRODUCTORY COMMENTS

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct a significant part of our operations through our subsidiaries and through contractual arrangements with a variable interest entity (“VIE”) based in the People’s Republic of China (“PRC” or “China”). To address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government, we use the VIE structure to provide contractual exposure to foreign investment in Chinese-based companies. We own 100% of the equity of a wholly foreign owned enterprise (“WFOE”), which has entered into contractual arrangements with the VIE (the “VIE Agreements”), which is owned by Ms. Li Li, the legal representative and general manager and also the shareholder of the VIE. The VIE Agreements have not been tested in court. For a description of the VIE structure and our contractual arrangements with the VIE, see “Corporate Information”. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE.

Because we do not directly hold an equity interest in the VIE, which has never been challenged or recognized in court for the time being, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, including but not limited to, the validity and enforcement of the contractual arrangements among the WFOE, the VIE and the shareholder of the VIE. We are also subject to the risks and uncertainties about any future actions of the Chinese government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our common stock may depreciate significantly or become worthless. See “Risk Factors—Risks Related to the VIE Agreements” and “Risk Factors—Risks Related to Doing Business in China”.

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks could result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer our securities to investors. Recently, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of VIEs, data security and anti-monopoly concerns. As of the date of this Prospectus, our Company and subsidiaries and the VIE have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

As of the date of this Prospectus, our Company and subsidiaries and the VIE have not received any inquiry, notice, warning or sanctions from the CSRC or any other Chinese governmental authorities relating to securities listings, although we may have to file with the CSRC with respect to a new offering of our securities. However, since these statements and regulatory actions, including the Overseas Listing Trial Measures, are newly published it is uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. See “Risk Factors— Risks Related to Doing Business in China”.

As of the date of this Prospectus, none of our subsidiaries or any of the consolidated VIE have made any dividends or distributions to our Company. Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we will rely, in part, on payments made from the VIE to our WFOE in accordance with the VIE Agreements and dividends and other distributions on equity from our WFOE to the Company. Our ability to settle amounts owed under the VIE Agreements is subject to certain restrictions and limitations. Under the VIE Agreements, the VIE is obligated to make payments to our WFOE, in cash or in kind, at the WFOE’s request. However, such payments are subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax. In addition, current Chinese regulations permit our WFOE to pay dividends to its shareholders only out of registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%. The Chinese government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our common stock.

Transfer of Cash or Assets

Dividend Distributions

We have never declared or paid dividends or distributions on our common stock. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our WFOE for cash requirements, including the funds necessary to pay dividends and other cash contributions to our shareholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. PRC legal restrictions permit payments of dividends by our WFOE only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Our WFOE is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reach 50% of our register capital. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with PRC accounting standards and regulations. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its shareholder are subject to a Chinese withholding tax of as much as 10%. Remittance of dividends by our WFOE out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or the SAFE. For risks relating to the fund flows of our operations in China, see “Risk Factors— Risks Related to Doing Business in China”.

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our common stock.

For us to pay dividends to our shareholders, we will rely on payments made from the VIE to our WFOE in accordance with the VIE Agreements, and the distribution of payments from the WFOE to the Delaware holding company as dividends. Certain payments from the VIE to the WFOE pursuant to the VIE Agreements are subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

We transfer cash to our wholly-owned Hong Kong subsidiary, by making capital contributions or providing loans, and our Hong Kong Subsidiary transfers cash to the WFOE in China by making capital contributions. Because we control the VIE through contractual arrangements, we are unable to make direct capital contributions to the VIE and its subsidiaries.

Under the VIE Agreements, the VIE is obligated to make payments to our WFOE, in cash or in kind, at the WFOE’s request. We will be able to settle amounts owed under the VIE Agreements through dividends paid by our WFOE to our Company. Such ability may be restricted or limited as follows:

•	First, any payments from the VIE to our WFOE is subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax.

•	Second, current Chinese regulations permit our WFOE to pay dividends to their shareholders only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. In addition, if our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to the Delaware holding company.

•	Third, the Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from profits, if any.

The VIE may transfer cash to our WFOE by paying service fees according to the consulting services agreement.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules.

On December 16, 2021, Public Company Accounting Oversight Board (“PCAOB”) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (“HFCAA”). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in our Annual Report on Form 10-K for the years ended February 28, 2023 and 2022 was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB previously determined that the PCAOB is unable to conduct inspections or investigate auditors. However, on December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vote to vacate its previous determinations. Should the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

In June 2022, we were identified on the SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov.hfcaa) and, as a result we are required to comply with the submission or disclosure requirements in this Prospectus for our fiscal year ended February 28, 2023. If we are so identified for two consecutive years, the SEC would prohibit our securities from trading on a securities exchange or in the over-the-counter trading market in the United States. As noted above, on December 15, 2022, the PCAOB vacated its previous determinations that it is unable to inspect and investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. Accordingly, until such time as the PCAOB issues any new determination, we do not expect to be at risk of having our securities subject to a trading prohibition under the HFCAA.

Under the HFCAA (as amended by the Consolidated Appropriations Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our common stock being delisted. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exists as to whether and how this new Statement of Protocol will be implemented. Notwithstanding the signing of the Statement of Protocol, if the PCAOB cannot make a determination that it is able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, trading of our securities will still be prohibited under the HFCAA and Nasdaq will determine to delist our securities. Therefore, there is no assurance that the Statement of Protocol will relieve us from the delisting risks under the HFCAA.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stock may be delisted. The delisting of our Common Shares, or the threat of the Common Shares being delisted, may materially and adversely affect the value of your investment.

The date of this Prospectus is ____________ __, 2024

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Please carefully read this Prospectus together with the documents incorporated herein by reference under “Documents Incorporated by Reference”. This Prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where to Find Additional Information”.

You should rely only on the information contained in this Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

REFERENCES

Unless the context otherwise requires, in this Prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc. or as the context requires, collectively with its consolidated subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the related notes and other documents incorporated by reference in this Prospectus, as well as the information under the heading “Risk Factors” contained herein and under similar headings in the other documents that are incorporated by reference into this Prospectus and the exhibits to the registration statement of which this Prospectus is a part.

Our Company

Overview

We operate the following lines of business: (i) Telecommunications Products and Services; (ii) Value Added Product and Services; (iii) Short Message Services (“SMS”) and Multimedia Messaging Services (“MMS”); (iv) a Rich Communication Services (“RCS”) platform; (v) Big Data Insights; and (vi) a Video Game Division (inactive).

Our common stock is registered under section 12(b) of the Exchange Act. Our common stock is listed on the Nasdaq Capital Market under the symbol “FNGR”.

Our website address is www.FingerMotion.com. Information contained on, or accessible through, our website does not constitute a part of and is not incorporated into this Prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this Prospectus.

Corporate Information

The Company was initially incorporated as “Property Management Corporation of America” on January 23, 2014 in the State of Delaware.

On June 21, 2017, the Company amended its certificate of incorporation to effect a 1-for-4 reverse stock split of the Company’s outstanding Common Shares, to increase the authorized number of Common Shares to 200,000,000 and to change the name of the Company from “Property Management Corporation of America” to “FingerMotion, Inc.” (collectively, the “Corporate Actions”). The Corporate Actions and the amended certificate of incorporation became effective on June 21, 2017.

The principal executive office of the Company is located at 111 Somerset Road, Level 3, Singapore 238164, and our telephone number is (347) 349-5339.

We are a holding company incorporated in Delaware and not an operating company incorporated in the PRC. As a holding company, we conduct a significant part of our operations through our subsidiaries and through the VIE Agreements with the VIE based in China. The following diagram depicts our corporate structure:

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our subsidiaries or the VIE, and will be dependent upon contributions from our subsidiaries and the VIE to finance our cash flow needs. Our subsidiaries and the VIE are currently not required to obtain permission from the Chinese authorities including the CSRC or Cybersecurity Administration Committee (the “CAC”), to operate or to issue securities to foreign investors. However, as of March 31, 2023, pursuant to the Overseas Listing Trial Measures promulgated by the CSRC, we may have to file with the CSRC with respect to a new offering of our securities. The business of our subsidiaries and the VIE until now are not subject to cybersecurity review with the CAC, given that: (i) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (ii) we do not possess a large amount of personal information in our business operations. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. However, since these statements and regulatory actions, including the Overseas Listing Trial Measures, are new, it is uncertain what potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

To operate, the VIE and Beijing XunLian TianXia Technology Co., Ltd. are required to obtain, and have obtained, a value-added telecommunications business license from PRC authorities. In connection with our previous issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this Annual Report on Form 10-K, we, our PRC subsidiaries and the VIE, (i) are not required to obtain permissions from the CSRC except that as of March 31, 2023 we may have to file with the CSRC with respect to a new offering of our securities, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have received or were not denied such requisite permissions by any PRC authority. If we, our subsidiaries or the VIE (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to government enforcement actions, investigations, penalties, sanctions and fines imposed by the CSRC, the CAC and relevant departments of the State Council. In severe circumstances, the business of our PRC subsidiary may be ordered to suspend and its business qualifications and licenses may be revoked.

To address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government, we use the VIE structure to provide contractual exposure to foreign investment in the PRC-based companies. We own 100% of the equity of a WFOE, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), which has entered into the VIE Agreements with the VIE, which is owned by Ms. Li Li, the legal representative and general manager and also the shareholder of the VIE. The VIE Agreements have not been tested in court. As a result of our use of the VIE structure, you may never directly hold equity interests the VIE. Any securities that we offer will be securities of the Company, the Delaware holding company, not of the VIE.

We fund the registered capital and operating expenses of the VIE by extending loans to the shareholders of the VIE. The VIE Agreements governing the relationship between the VIE and our WFOE enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIE to the extent permitted by Chinese laws. As a result of the VIE Agreements, the Company is considered the primary beneficiary of the VIE for accounting purposes and is able to consolidate the financial results of the VIE in its consolidated financial statements in accordance with U.S. GAAP. As a result, investors in our Common Shares are not purchasing an equity interest in the VIE but instead are purchasing equity interest in FingerMotion, Inc., a Delaware holding company.

VIE Agreements

On October 16, 2018, the Company, through its indirect wholly owned subsidiary, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), entered into a series of agreements known as the VIE Agreements pursuant to which Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) became our contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of the JiuGe Technology. We operate our mobile payment platform business through JiuGe Technology.

The VIE Agreements include:

•	a consulting services agreement (the “JiuGe Technology Consulting Services Agreement”) through which JiuGe Management is mainly engaged in data marketing, technical services, technical consulting and business consultancy to Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”);

•	a loan agreement through which JiuGe Management grants a loan to the Legal Representative of JiuGe Technology for the purpose of capital contribution (the “JiuGe Technology Loan Agreement”);

•	a power of attorney agreement under which the owner of JiuGe Technology has vested their collective voting control over JiuGe Technology to JiuGe Management and will only transfer their equity interests in JiuGe Technology to JiuGe Management or its designee(s) (the “JiuGe Technology Power of Attorney Agreement”);

•	a call option agreement under which the owner of JiuGe Technology has granted to JiuGe Management the irrevocable and unconditional right and option to acquire all of their equity interests in JiuGe Technology or transfer these rights to a third party (the “JiuGe Technology Call Option Agreement”); and

•	a share pledge agreement under which the owner of JiuGe Technology has pledged all of their rights, titles and interests in JiuGe Technology to JiuGe Management to guarantee JiuGe Technology’s performance of its obligations under the JiuGe Technology Consulting Services Agreement (the “JiuGe Technology Share Pledge Agreement”).

Our PRC counsel has reviewed these agreements and believes that all the VIE Agreements were duly signed and are not in violation of applicable laws of PRC. We are of the opinion that the VIE Agreements are valid and giving the WFOE a full control over the VIE in respect of the current and effective PRC laws and regulations. However, the VIE Agreements have never been challenged or recognized in court for the time being, and the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations compared with direct ownership, there may be less effective in controlling through the VIE structure.

In the first half of 2018, JiuGe Technology secured contracts with China Unicom and China Mobile to distribute mobile data for businesses and corporations in 9 provinces/municipalities, namely Chengdu, Jiangxi, Jiangsu, Chongqing, Shanghai, Zhuhai, Zhejiang, Shaanxi and Inner Mongolia.

In September 2018, JiuGe Technology launched and commercialized mobile payment and recharge services to businesses for China Unicom. The JiuGe Technology mobile payment and recharge platform enables the seamless delivery of real-time payment and recharge services to third-party channels and businesses. We earn a negotiated rebate amount from each of China Unicom and China Mobile for all monies paid by consumers to China Unicom and China Mobile that we process. To encourage consumers to utilize our portal instead of using our competitors’ platforms or paying China Unicom or China Mobile directly, we offer mobile data and talk time at a rate discounted from these companies’ stated rates, which are also the rates we must pay to them to purchase the mobile data and talk time provided to consumers through the use of our platform. Accordingly, we earn income on the rebates we receive from the telecommunications companies, reduced by the amounts by which we discount the mobile data and talk time sold through our platform.

In October 2018, China Unicom and China Mobile awarded JiuGe Technology with contracts that established partnerships for data analysis, that could unlock potential value-added services.

This description of the VIE Agreements discussed above do not purport to be complete and are qualified in their entirety by reference to the terms of the VIE Agreements, which were filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 27, 2018 and are incorporated by reference herein. The English translation version of the JiuGe Technology Share Pledge Agreement was filed as Exhibit 10.6 to our Form S-1/A (Amendment No. 1) filed with the SEC on January 5, 2023, and is incorporated by reference herein.

Acquisition of Beijing Technology

On March 7, 2019, the Company through JiuGe Technology acquired Beijing Technology, a company in the business of providing mass SMS text services to businesses looking to communicate with large numbers of their customers and prospective customers. Through Beijing Technology, the Company entered into the business of mass SMS text message service as a compliment to its mobile payment and recharge business. The mass SMS text message service offers bulk SMS services to end consumers with competitive pricing. Currently, the Company’s SMS integrated platform is processing more than 150 million SMS text messages per month. Beijing Technology retains a license from the Ministry of Industry and Information Technology to operate SMS and MMS business in the PRC. Similar to the mobile recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers that will utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including to assist the Company’s clients to fulfill the government guidelines, until the SMS messages have been delivered successfully.

China Unicom Cooperation Agreement

On July 7, 2019, JiuGe Technology entered into that certain Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement (the “Cooperation Agreement”) with China United Network Communications Limited Yunnan Branch (“China Unicom Yunnan”). Under the Cooperation Agreement, JiuGe Technology is responsible for constructing and operating China Unicom Yunnan’s electronic sales platform through which consumers can purchase various goods and services from China Unicom Yunnan, including mobile telephones, mobile telephone service, broadband data services, terminals, “smart” devices and related financial insurance. The Cooperation Agreement provides that JiuGe Technology is required to construct and operate the platform’s webpage in accordance with China Unicom Yunnan’s specifications and policies, and applicable law, and bear all expenses in connection therewith. As consideration for the services it provides under the Cooperation Agreement, JiuGe Technology receives a percentage of the revenue received from all sales it processes for China Unicom Yunnan on the platform.

The Cooperation Agreement expires three years from the date of its signature with a yearly auto-renewal clause, but it may be terminated by (i) JiuGe Technology upon three months’ written notice or (ii) by China Unicom Yunnan unilaterally. The Cooperation Agreement contains customary representations from each party regarding such party’s authority to enter into and perform under the Cooperation Agreement, and provides customary events of default, including for various types of failure to perform. Any disputes arising between the parties under the Cooperation Agreement will be adjudicated in Chinese courts.

This description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Cooperation Agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2019 and is incorporated by reference herein.

In January 2022, Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”) (a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.) signed a co-operation agreement with China Unicom to launch the Device Protection program for mobile phones and the new 5G phones.

The Offering

Securities Distributed	We are distributing to the holders of our Common Shares on the record date, at no charge, one (1) Warrant for each Common Share owned. When exercisable, ten (10) Warrants will entitle the holder thereof to purchase one (1) Common Share at the exercise price.
Record Date	[●], 2024
Exercise Price	$7.00
Exercise Period	The Warrants will be exercisable in accordance with the terms of the warrant agreement until 5:00 p.m., Eastern Time, on the expiration date.
Expiration Date	[●], 2026
Transferability of Warrants; Listing	The Warrants may be sold, transferred or assigned, in whole or in part. We have applied for listing the Warrants on the Nasdaq and expect trading to commence on or around [●], 2024 under the symbol “FNGRW”. Our Common Shares are listed on the Nasdaq under the symbol “FNGR”.
Common Shares Outstanding After Exercise of Warrants	52,712,850 Common Shares were outstanding as of April 8, 2024. If all of the Warrants are exercised in full, 57,984,135 Common Shares will be outstanding.
Use of Proceeds

The purpose of this distribution of Warrants is to return a portion of the Company’s future value to our stockholders in a cost-effective manner that gives all of our stockholders the opportunity to participate in the Company’s growth.

Assuming that all Warrants are exercised, the net proceeds from the exercise of the Warrants will be approximately $36.809 million, after deducting our estimated expenses related to this offering. We intend to use the net proceeds of Warrant exercises for general corporate purposes.

Warrant Agent	VStock Transfer, LLC

RISK FACTORS

Prospective investors should carefully consider the following risks, as well as the other information contained in this Prospectus and in the documents incorporated by reference herein, including the risks described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, before investing in our securities. Any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to "Cautionary Note Regarding Forward-Looking Statements".

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Company and Business

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history, which makes it difficult to forecast our future results. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours.

If we fail to address the risks and difficulties that we face, including those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in an evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of net losses and we may not be able to achieve or maintain profitability in the future.

For all annual periods of our operating history we have experienced net losses. We generated a net loss of approximately $3.3 million during the nine-month period ended November 30, 2023 and net losses of approximately $7.5 million, $4.9 million and $4.3 million for the years ended February 28, 2023, 2022 and 2021, respectively. At November 30, 2023 and February 28, 2023, we had an accumulated deficit of approximately $28.0 million and $24.7 million, respectively. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

We are currently experiencing growth in our business. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Our ability to manage our growth effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

The impact of the COVID-19 pandemic on the global economy, our operations and consumer demand for consumer goods and services remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our Common Shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our operating subsidiaries and contractually controlled entity report that is operation have not been materially affected at this point, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our operations and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent years. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, on the market price of our Common Shares, and on consumer demand for consumer services, including those offered by our Company.

We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on the continued service of our founders, senior management team, key technical employees and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.

Our concentration of earnings from two telecommunications companies may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial amount of our total revenue through contracts secured with China Unicom and China Mobile. If we were to lose the business of one or both of these mobile telecommunications companies, if either were to fail to fulfill its obligations to us, if either were to experience difficulty in paying rebates to us on a timely basis, if either negotiated lower pricing terms, or if either increased the number of licensed payment portals it permits to process its payments, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. Additionally, we cannot guarantee that the volume of revenue we earn from China Unicom and China Mobile will remain consistent going forward. Any substantial change in our relationships with either China Unicom or China Mobile, or both, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the processing and transmission of our users’ personal and other sensitive data. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing names, passwords, payment information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we have developed systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches; also, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party providers) could have similar effects.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Our systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have not experienced any system failures or other events or conditions that have interrupted the availability or reduced or effected the speed or functionality of our offerings. These events, were they to occur in the future, could adversely affect our business, reputation, results of operations and financial condition.

The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of Internet, mobile and other infrastructures that are not under our control. Disruptions in Internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth we need to provide our services and offerings could interfere with the speed and availability of our platform. If our platform is unavailable when platform users attempt to access it, or if our platform does not load as quickly as platform users expect, platform users may not return to our platform as often in the future, or at all, and may use our competitors’ products or offerings more often. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile Internet access fees or other charges to Internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease.

Our business depends on the efficient and uninterrupted operation of mobile communications systems. The occurrence of an unanticipated problem, such as a power outage, telecommunications delay or failure, security breach or computer virus could result in delays or interruptions to our services, offerings and platform, as well as business interruptions for us and platform users. Furthermore, foreign governments may leverage their ability to shut down directed services, and local governments may shut down our platform at the routing level. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition and operating results. We have invested significant resources to develop new products to mitigate the impact of potential interruptions to mobile communications systems, which can be used by consumers in territories where mobile communications systems are less efficient. However, these products may ultimately be unsuccessful.

We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

We may be subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our products or our acquisitions, securities issuances or business practices. The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may require additional funding to support our business.

To grow our business, FingerMotion currently looks to take advantage of the immense growth in the total variety of mobile services provided in China. On February 1, 2022, the Xinhua News Agency reported that the combined business revenue in the telecom sector rose 8% year on year to about USD232.43 billion in 2021, with the growth rate up 4.1 percentage points from 2020, according to the PRC Ministry of Industry and Information Technology. For the Company to continue to grow, the deposit with the Telecoms needs to increase, as most of the revenue we process is dependent on the size of the deposit we have with each Telecom. We will likely need to raise additional capital to materially increase the amounts of these deposits. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot be certain that additional funding will be available to us on favorable terms, or at all. If we are unable to obtain adequate funding or funding on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased or otherwise obtained. As we gain a public profile and the number of competitors in our market increases, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert claims of infringement of intellectual property rights against us. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, financial condition and results of operations.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, financial condition and results of operations.

Risks Related to Our Securities

The Warrants may not have any value.

The Warrants will be exercisable in accordance with the terms of the warrant agreement until 5:00 p.m., Eastern Time, on the expiration date, [●], 2026.

The Warrants have an exercise price of $7.00 per Common Share. This exercise price does not necessarily bear any relationship to established criteria for valuation of our Common Shares, such as book value per Common Share, cash flows, or earnings, and you should not consider this exercise price as an indication of the current or future market price of our Common Shares. There can be no assurance that the market price of our Common Shares will exceed $7.00 per Common Share at any time on the expiration date of the Warrants or at any other time the Warrants may be exercised. If the market price of our Common Shares does not exceed $7.00 per Common Share during the term of the Warrants, your Warrants will be of no value.

No Warrants will be exercisable unless at the time of exercise a Prospectus relating to our Common Shares issuable upon exercise of the Warrants is current and the Common Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current Prospectus relating to the Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the Common Shares issuable upon exercise of the Warrants, holders of the Warrants will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the Prospectus relating to the Common Shares issuable upon the exercise of the Warrants is not current or if the Common Shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

An active trading market for our Warrants may not develop.

Prior to this offering, there has been no public market for our Warrants. We have applied for listing the Warrants on the Nasdaq and expect trading to commence on or around [●], 2024, under the symbol “FNGRW”. Even if the Warrants are approved for listing on the Nasdaq, an active trading market for the Warrants may not develop or be sustained. If an active market for the Warrants does not develop, it may be difficult for you to sell your Warrants without depressing the market price for such securities.

The receipt of Warrants may be treated as a taxable distribution to you.

The distribution of Warrants to a holder of our Common Shares could be treated, for U.S. federal income tax purposes, as a taxable distribution under Section 305(b) of the Code and the Treasury Regulations promulgated thereunder, although we are not expressing an opinion as to such matter. Since there appears to be a significant uncertainty in regard to the tax treatment of the receipt and exercise of Warrants your receipt of Warrants may be treated as the receipt of a taxable distribution to you. Each holder of our Common Shares is urged to consult with his, her or its own tax advisor in order to assess possible adverse tax consequences. Please see the section in this prospectus under the caption: “Material U.S. Federal Income Tax Consequences.”

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire Common Shares.

Until Warrant holders acquire Common Shares upon exercise of the Warrants, Warrant holders will have no rights with respect to the Common Shares underlying such Warrants. Upon the acquisition of Common Shares upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for the matter occurs after the exercise date of the Warrants.

Adjustments to the exercise price of the Warrants, or the number of Common Shares for which the Warrants are exercisable, following certain corporate events may not fully compensate Warrant holders for the value they would have received if they held the Common Shares underlying the Warrants at the time of such events.

The Warrants provide for adjustments to the exercise price of the Warrants following a number of corporate events, including (i) our issuance of a stock dividend or the subdivision or combination of our Common Shares, (ii) a distribution of capital stock of the Company or any subsidiary other than our Common Shares, rights to acquire such capital stock, evidences of indebtedness or assets, (iii) our issuance of a cash dividend on our Common Shares, and (iv) certain tender offers for our Common Shares by the Company or one or more of our wholly-owned subsidiaries. The Warrants also provide for adjustments to the number of Common Shares for which the Warrants are exercisable following our issuance of a stock dividend or the subdivision or combination of our Common Shares. Any adjustment made to the exercise price of the Warrants or the number of Common Shares for which the Warrants are exercisable following a corporate event in accordance with these provisions may not fully compensate Warrant holders for the value they would have received if they held the Common Shares underlying the Warrants at the time of the event.

Our common stock has limited liquidity.

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021, and before that it traded on the OTCQX operated by OTC Markets Group Inc. Trading volume in our Common Shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your Common Shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

•	changes in market valuations of other companies, particularly those that market services such as ours;

•	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	introduction of product enhancements that reduce the need for our products;

•	departure of key personnel; and

•	changes in overall global market sentiments and economy trends

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competition. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Our certificate of incorporation, as amended, authorizes the issuance of up to 200,000,000 Common Shares and up to 1,000,000 shares of preferred stock (“Preferred Shares”). Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price of our outstanding common shares. To grow our business substantially, we will likely have to issue additional equity securities to obtain working capital to deposit with the telecommunications companies for which we process mobile recharge payments. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOA”). The SOA requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our common stock

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock, which could depress the price of our shares of common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, if our shares of common stock become speculative low-priced securities, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Until December 28, 2021, our shares of common stock were quoted on the OTCQB/QX where they were “thinly-traded”, meaning that the number of persons interested in purchasing our shares of common stock at or near bid prices at any given time was relatively small or non-existent. Since we listed on Nasdaq on December 28, 2021, the volume of our shares of common stock traded has increased, but that volume could decrease until we are thinly-traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares of common stock may not develop or be sustained.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

JiuGe Management manages and operates the mobile data business through JiuGe Technology pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from JiuGe Technology’s operations are transferred to JiuGe Management under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has advised us that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of JiuGe Technology or JiuGe Management;

•	imposing conditions or requirements in respect of the VIE Agreements with which JiuGe Technology or JiuGe Management may not be able to comply;

•	requiring our company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

•	revoking the business licenses and/or the licenses or certificates of JiuGe Management, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of JiuGe Technology, which would have a material adverse impact on our business, financial condition and results of operations. Furthermore, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of our VIE, and our Common Shares may decline in value or become worthless.

Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

We conduct our mobile data business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of JiuGe Technology. However, the VIE Agreements may not be as effective in providing us with control over JiuGe Technology as direct ownership. Under the current VIE arrangements, as a legal matter, if JiuGe Technology fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control JiuGe Technology, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements have never been challenged or recognized in court for the time being, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If JiuGe Technology or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing JiuGe Technology to meet its obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability or cause other adverse financial consequences.

Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

Li Li is the legal representative and general manager, and also a shareholder of JiuGe Technology. There could be conflicts that arise from time to time between our interests and the interests of Ms. Li. There could also be conflicts that arise between us and JiuGe Technology that would require our shareholders and JiuGe Technology’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Ms. Li will vote her shares in our best interest or otherwise act in the best interests of our company. If Ms. Li fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

We operate our mobile data business in China on the basis of the approval certificates, business license and other requisite licenses held by JiuGe Management and JiuGe Technology. There is no assurance that JiuGe Management and JiuGe Technology will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with JiuGe Technology is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of JiuGe Technology. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. JiuGe Technology could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, JiuGe Technology’s shareholders have granted JiuGe Management an option for the maximum period of time permitted by law to purchase all of the equity interest in JiuGe Technology at a price equal to one dollar or the lowest applicable price allowable by PRC laws and regulations. As JiuGe Technology is already our contractually controlled affiliate, JiuGe Management’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and affiliate, JiuGe Management and JiuGe Technology, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and all of our directors are not residents of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government and the executive orders issued by the U.S. government in November 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Rising political tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting our business, financial condition, and results of operations. Regulations were introduced which includes but not limited to Article 177 of the PRC Securities Law which states that overseas securities regulatory authorities shall not carry out an investigation and evidence collection activities directly in China without the consent of the securities regulatory authority of the State Council and the relevant State Council department(s). It further defines that no organization or individual shall provide the documents and materials relating to securities business activities to overseas parties arbitrarily. With this regulation in force, it may result in delays by the Company to fulfill any request to provide relevant documents or materials by the regulatory authorities or in the worst-case scenario that the Company would not be able to fulfill the request if the approval from the regulatory authority of the State Council and the relevant State Council department(s) were rejected.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Finger Motion (CN) Limited is a Hong Kong company, and our principal operating affiliate and subsidiary, JiuGe Technology and JiuGe Management, are located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

Recent statements by the PRC government indicate an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

If we offer new securities in the future, we may have to file with the CSRC, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 4.5% and as low as 0.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of one of our operating subsidiaries to the U.S. or to our shareholders.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As a result of the new Data Security Law, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the telecommunications sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on November 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which was implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Chinese Renminbi (RMB), and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses.

Substantially all of our revenue is earned by JiuGe Management, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

•	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts;

•	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with the SAFE or its local counterparts; and

•	capital contributions to our wholly-owned subsidiary must file a record with the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign invested company of its capital contribution in foreign currency into RMB (Hui Fa [2015]19) (“Circular 19”). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in RMB converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by the SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 30, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by the SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether the SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if the SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by the SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, the SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies (“Circular 78”). Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by the SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Given the above conditions, although unlikely, we may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act (the “FCPA”) and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we earn the majority of our revenue in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by our executive officers, employees, consultants, sales agents or other representatives of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the executive officers, employees, consultants, sales agents or other representatives of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. Some of our staff is not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the SOA. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the SOA. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC and Hong Kong. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rules requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking the CSRC’s approval of their overseas listings.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in November 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM.

If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Cracking Down on Illegal Securities Activities Opinions”). The Cracking Down on Illegal Securities Activities Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by China-based companies, and proposed to take measures, including promoting the construction of relevant regulatory systems to control the risks and deal with the incidents faced by China-based overseas-listed companies.

In addition, on December 24, 2021, the CSRC issued the draft Administration Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”) and the draft Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”), for public comments. The Draft Administration Provisions and the Draft Administrative Measures regulate overseas securities offering and listing by domestic companies in direct or indirect form. The Draft Administration Provisions specify the responsibilities of the CSRC to regulate the activities of overseas securities offering and listing by domestic companies and establish a filing-based regime. As a supporting measure to the Draft Administration Provisions, the Draft Administrative Measures, detail the determination criteria for indirect overseas listing in overseas markets. Specifically, an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, or the main place of business is in the PRC or carried out in the PRC. In accordance with the Draft Administrative Measures, the issuer or its designated material domestic company, shall file with the CSRC and report the relevant information for its initial public offering.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

Due to the Overseas Listing Trial Measures, we may have to file with the CSRC with respect to an offering of new securities, which may subject us to additional compliance requirements in the future and we cannot assure you that we will be able to get the clearance from the CSRC for any offering of new securities on a timely manner. Any failure of us to comply with the new Overseas Listing Trial Measures may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation.

Furthermore, it is uncertain when and whether we will be able to obtain permission or approval from the CSRC or the PRC government to offer securities to list on U.S. exchanges or the execution of a VIE Agreement in the future. However, our operations are conducted through the VIE in PRC, and our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE, if we do not obtain or maintain any of the permissions or approvals which may be required in the future by the PRC government for the operation of the VIE or the execution of VIE Agreements, our operations and financial conditions could be adversely effected, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors and cause the value of our securities to significantly decline or become worthless.

The audit report included in our Annual Report for the fiscal year ended February 28, 2023 was prepared by an auditor who was being inspected by the PCAOB. However, if PCAOB inspection is not able to be completed or completed in a timely manner, we could be delisted if we are unable to meet the PCAOB inspection requirements established by the HFCAA.

As a public company with securities listed on Nasdaq, we are required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in Hong Kong and PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of our auditor. This lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of our auditor based in the PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections.

On December 18, 2020, the HFCAA was enacted. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong and the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, and therefore our auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Annual Report, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the AHFCAA which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before the Company’s securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in our Annual Report on Form 10-K for the years ended February 28, 2023 and 2022, was issued by CZD CPA, an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB previously determined that the PCAOB is unable to conduct inspections or investigate auditors. However, on December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations. Should the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

In June 2022, we were identified as a Commission-Identified Issuer on the SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov/hfcaa) and, as a result, we will be required to comply with the submission or disclosure requirements in our annual report covering the fiscal year ended February 28, 2023. If we are so identified for another two consecutive years, the SEC would prohibit our securities from trading on a securities exchange or in the over-the-counter trading market in the United States. As noted above, on December 15, 2022, the PCAOB vacated its previous determinations that it is unable to inspect and investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. Accordingly, until such time as the PCAOB issues any new determination, we do not expect to be at risk of having our securities subject to a trading prohibition under the HFCAA.

Under the HFCAA (as amended by the Consolidated Appropriations Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our common stock being delisted. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented. Notwithstanding the signing of the Statement of Protocol, if the PCAOB cannot make a determination that it is able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, trading of our securities will still be prohibited under the HFCAA and Nasdaq will determine to delist our securities. Therefore, there is no assurance that the Statement of Protocol will relieve us from the delisting risk under the HFCAA.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on November 6, 2020, the President’s Working Group on Financial Markets issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in PRC could cause investor uncertainty for affected SEC registrants, including us, and the market price of our common stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor in the next two years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading on Nasdaq Capital Market either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents that are and will be incorporated by reference into this Prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this Prospectus or in any documents incorporate by reference into this Prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “goal”, “likely”, “may”, “might”, “outlook”, “plan”, “predict”, “potential”, “project”, “should”, “schedule”, “strategy”, “target”, “will” or “would”, and similar expressions or variations thereof including the negative use of such terminology. These statements are based on our current plans and are subject to risks and uncertainties, and as such our actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to:

•	international, national and local general economic and market conditions including impacts from the ongoing war between Russia and Ukraine and the related sanctions and other measures, changes in the rates of investments or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses.;

•	demographic changes;

•	natural phenomena (including the current COVID-19 pandemic);

•	the ability of the Company to sustain, manage or forecast its growth;

•	the ability of the Company to manage its VIE contracts;

•	the ability of the Company to maintain its relationships and licenses in China;

•	adverse publicity;

•	competition and changes in the Chinese telecommunications market;

•	fluctuations and difficulty in forecasting operating results;

•	business disruptions, such as technological failures and/or cybersecurity breaches;

•	future decision by management in response to changing conditions;

•	our ability to execute prospective business plans;

•	misjudgments in the course of preparing forward-looking statements;

•	our ability to raise sufficient funds to carry out our proposed business plan;

•	actions by government authorities, including changes in government regulation;

•	dependency on certain key personnel and any inability to retain and attract qualified personnel;

•	inability to reduce and adequately control operating costs;

•	failure to manage future growth effectively; and

•	and the other factors discussed above in the section entitled “Risk Factors” beginning on page 14.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements. You should carefully review the cautionary statements and risk factors contained in this Prospectus and other documents that we may file from time to time with the SEC.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of the Warrants. Assuming that all Warrants are exercised, the net proceeds from the exercise of the Warrants will be approximately $36.809 million, after deducting our estimated expenses related to this offering including legal, accounting, listing, and exercise fees.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the dividend, we will distribute the Warrants to individuals who owned Common Shares on the record date. The warrant agent will notify The Depository Trust Company, New York, New York, known as DTC, and mail to each Warrant holder exercise forms detailing the terms and procedure for exercise of the Warrants. As Warrants are exercised, the Warrant agent will deliver the Common Shares issued upon exercise of the Warrants to stockholders and forward the proceeds from the Warrant exercises to us.

To the extent that our directors and officers held Common Shares as of the record date, they will receive the Warrants. Our directors and officers may also sell some or all of their Warrants or their Common Shares upon exercise of such Warrants. This Prospectus covers any such sales.

We have agreed to pay the warrant agent and transfer agent customary fees plus certain expenses in connection with the Warrants. We have not employed any brokers, dealers or underwriters in connection with the distribution of the Warrants or any exercise or resale of the Warrants.

MARKET FOR COMMON EQUITY

Our Common Shares trade on the Nasdaq under the symbol “FNGR”. We have applied for listing the Warrants on the Nasdaq and expect trading to commence on our around [●], 2024 under the symbol “FNGRW”. The last reported sales price of our Common Shares on the Nasdaq on April 8, 2024, the last practicable date before the filing of this Prospectus, was $3.14.

Based upon information furnished by our transfer agent, at April 3, 2024 we had 82 holders of record of our Common Shares.

52,712,850 Common Shares were outstanding as of April 8, 2024. If all of the Warrants are exercised in full, there will be 57,984,135 Common Shares outstanding.

DESCRIPTION OF COMMON SHARES

We are authorized to issue 200,000,000 Common Shares with a par value of $0.0001 per Common Share, and 1,000,000 Preferred Shares having a par value of $0.0001 per Preferred Share. Holders of Common Shares are entitled to one vote per Common Share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company.

Upon liquidation, dissolution or winding-up, the holders of our Common Shares are entitled to share ratably in all of our assets, which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Shares. The holders of Common Shares have no preemptive, subscription, redemption or conversion rights. All issued and outstanding and outstanding Common Shares are fully-paid and non-assessable.

We may, from time to time, issue Common Shares or other securities otherwise than pursuant to this Prospectus.

DESCRIPTION OF WARRANTS

The material terms and provisions of the Warrants are summarized below. The Warrants will be issued in registered form under a warrant agreement, dated as of [●], 2024, by and among the Company and VStock Transfer, LLC, as warrant agent, which is attached hereto as Exhibit 4.2. The following description is subject to, and qualified in its entirety by, the warrant agreement. You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the Warrants.

Exercisability

Ten (10) Warrants entitle their registered holder to purchase one (1) Common Share at the exercise price then in effect. The Warrants will be exercisable in accordance with the terms of the warrant agreement until 5:00 p.m., Eastern Time, on the expiration date.

The warrant agent will notify The Depository Trust Company, New York, New York, known as DTC, and mail to each Warrant holder exercise forms detailing the terms and procedure for exercise of the Warrants. As Warrants are exercised, the Warrant agent will deliver the Common Shares issued upon exercise of the Warrants to stockholders and forward the proceeds from the Warrant exercises to us.

No Warrants will be exercisable unless at the time of exercise a Prospectus relating to our Common Shares issuable upon exercise of the Warrants is current and the Common Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current Prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current Prospectus related to the Common Shares issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the Prospectus relating to the Common Shares issuable upon the exercise of the Warrants is not current or if the Common Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Exercise Price and Adjustments

The Warrants have an initial exercise price of $7.00 per Common Share. The Warrants provide for adjustments to the exercise price of the Warrants following a number of corporate events, including (i) our issuance of a stock dividend or the subdivision or combination of our Common Shares, (ii) a distribution of capital stock of the Company or any subsidiary other than our Common Shares, rights to acquire such capital stock, evidences of indebtedness or assets, (iii) our issuance of a cash dividend on our Common Shares, and (iv) certain tender offers for our Common Shares by the Company or one or more of our wholly-owned subsidiaries. The Warrants also provide for adjustments to the number of Common Shares for which the Warrants are exercisable following our issuance of a stock dividend or the subdivision or combination of our Common Shares.

Reclassification, Change, Consolidation, Merger, Sale or Conveyance

If, at any time Warrants are outstanding, there is: (i) any reclassification or change of the outstanding Common Shares (other than a change reflected in an adjustment of the Warrant exercise price), (ii) any consolidation, merger or combination of the Company with or into another entity as a result of which holders of our Common Shares are entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of the property or assets of the Company as, or substantially as, an entirety to any other entity as a result of which holders of our Common Shares will be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the Company, or such successor corporation or transferee will provide Warrant holders with the right, upon exercise of such Warrants to receive (in lieu of the number of Common Shares previously deliverable) the kind and amount of stock, securities, cash and other property or assets that would have been received by a holder of the number of Common Shares issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

Manner of Exercise

The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. The Warrants are exercisable for cash only.

Transferability of Warrants; Listing

The Warrants will be issued in registered form under a warrant agency agreement between the Company and VStock Transfer, LLC, as warrant agent. The Warrants may be sold, transferred or assigned, in whole or in part. We have applied for listing the Warrants on the Nasdaq and expect trading to commence on or around [●], 2024, under the symbol “FNGRW”. The Common Shares are listed on the Nasdaq under the symbol “FNGR”.

Fractional Shares

Warrants may be exercised only for whole numbers of Common Shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the actual issuance or distribution made shall reflect a rounding of such fraction up or down, as applicable, to the nearest whole Common Share.

Rights as a Stockholder

Until Warrant holders acquire Common Shares upon exercise of the Warrants, Warrant holders will have no rights with respect to the Common Shares underlying such Warrants. Upon the acquisition of Common Shares upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for the matter occurs after the exercise date of the Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of a receipt of Warrants pursuant to this Prospectus, the exercise (or expiration) of those Warrants, and the ownership of Common Shares acquired by exercise of the Warrants.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the receipt, exercise, sale, or lapse of the Warrants, or to the ownership and disposition of Common Shares received on exercise of the Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Common Shares, or the receipt, exercise, sale, or lapse of the Warrants.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Warrants or Common Shares acquired pursuant to this Prospectus that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that: (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions of the trust; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Warrants or Common Shares acquired pursuant to this Prospectus that is neither a U.S. Holder nor a partnership (nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold Warrants or Common Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation):

•	banks, insurance companies, and other financial institutions;

•	dealers or traders in securities, commodities or foreign currencies;

•	regulated investment companies;

•	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	U.S. expatriates or former long-term residents of the United States;

•	persons holding Warrants or Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion or constructive sale transaction or other integrated investment;

•	entities that acquire Warrants or Common Shares that are treated as partnerships and other pass-through entities for U.S. federal income tax purposes and partners and investors in such entities;

•	real estate investment trusts;

•	S corporations;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•	U.S. Holders that are required to accelerate the recognition of any item of gross income with respect to Warrants or Common Shares as a result of such income being recognized on an applicable financial statement;

•	holders that acquired Warrants or Common Shares in connection with the exercise of employee stock options or otherwise as consideration for services; or

•	holders that are “controlled foreign corporations”, “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax.

Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner, owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the receipt, exercise, sale, or lapse of the Warrants, or to the ownership and disposition of Common Shares received on the exercise of the Warrants.

This summary deals only with holders that acquire Warrants as a distribution on Common Shares under this Prospectus.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, or non-U.S. tax consequences to holders of Warrants or Common Shares acquired from exercise of the Warrants. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Warrants or Common Shares acquired from exercise of the Warrants.

Warrants

U.S. Federal Income Tax Consequences to U.S. Holders

Receipt of Warrants

It is possible that the distribution of the Warrants could be treated as a taxable stock dividend under Section 305(b) of the Code. We cannot state with any certainty how or if Section 305(b) of the Code would be applied to the distributions of Warrants. As a result, it is possible that the fair market value of the Warrants would be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. Moreover, we are currently unable to quantify the degree of uncertainty and risk to the recipients of the Warrants regarding potential adverse tax effects. See “Risk Factors – The receipt of Warrants may be treated as a taxable distribution to you.”

The distribution of the Warrants would be taxable under Section 305(b) of the Code if the distribution of Warrants were to be treated as a distribution or part of a series of distributions that have the effect of the receipt of cash or other property by some of our security holders and an increase in the proportionate interest of our other security holders in our assets or earning and profits. Distributions having that effect are referred to as “disproportionate distributions.” For purposes of the definition of “disproportionate distributions”, the term “property” includes money, securities and any other property, except that “property” does not include stock in the corporation making the distribution or rights to acquire such stock. The reference to a “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some security holders and an increase in the proportionate interests of other security holders. Under the Treasury Regulations applicable to Section 305(b), where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some security holders and an increase in the proportionate interest of other security holders, unless the receipt of cash or property by some security holders and the distribution or series of distributions are made pursuant to a plan. Currently, we do not intend to pay any dividends on our Common Shares (other than the issuance of the Warrants in connection with this offering.) However, during the last 36 months, we have made payments in cash or non-stock property of interest on previously outstanding convertible notes. In addition, many forms of taxable distributions under Section 305(b) of the Code involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b). Currently, we do not have any preferred stock outstanding, however, we may issue convertible debt in the near future.

Due to lack of authority, the actual application of the Code Section 305 rules to the distribution of Warrants (and any interest therein or obtained thereby) is uncertain. No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the receipt of the Warrants. See “Risk Factors – The receipt of Warrants may be treated as a taxable distribution to you.”

The remaining description assumes that holders of our Common Shares would not be subject to U.S. federal income tax on the receipt of Warrants. If, however, the receipt of Warrants is treated as a taxable distribution, it will generally be subject to tax as described under “Common Shares – Distributions” below.

Tax Basis and Holding Period of the Warrants

Your tax basis of the Warrants you receive with respect to your shares of common stock for U.S. federal income tax purposes will depend on the fair market value of the Warrants you receive and the fair market value of your Common Shares on the date you receive the Warrants.

If the fair market value of the Warrants you receive is less than 15% of the fair market value of your existing Common Shares on the date you receive your Warrants, your Warrants will have a zero basis, unless you choose to allocate your basis in the Common Shares you own prior to the distribution between your existing Common Shares and the Warrants in proportion to the relative fair market values of those existing Common Shares and the Warrants, as determined on the date of receipt of the Warrants.

However, if the fair market value of the Warrants a U.S. holder receives is 15% or more of the fair market value of their existing Common Shares on the date the U.S. holder receives the Warrants, then the U.S. holder must allocate its tax basis in its existing Common Shares between those shares and the Warrants the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Warrants.

The fair market value of the Warrants on the date of distribution of the Warrants is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the Warrants. In ascertaining fair market value of the Warrants, you should consider all relevant facts and circumstances, including any difference between the exercise price of the Warrants and the trading price of our Common Shares on the date that the Warrants are distributed, the length of the period during which the Warrants may be exercised and the fact that the Warrants are transferable.

Sale, Exchange, or Expiration of the Warrants

If you sell or exchange the Warrants, or the Warrants expire without exercise, whether you at that time continue to hold or after you have disposed of any of our Common Shares with respect to which your rights have been granted, you may recognize gain or loss for U.S. tax purposes. The gain or loss will depend on the tax basis of the Warrants. You should consult your tax advisor regarding the tax consequences, including recognition of any possible loss, upon the expiration of your rights.

Exercise of the Warrants

You generally will not recognize gain or loss upon the acquisition of a Common Share from the exercise of Warrants. A Common Share acquired pursuant to the exercise of Warrants generally will have a tax basis equal to your tax basis in the Warrants exercised (as explained above), increased by the subscription price of the Warrants.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or the Company’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions on Common Shares made by the Company at “Distributions” below).

Common Shares

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions

Distributions made on Common Shares acquired from exercise of the Warrants generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of the taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of the Common Shares, which will be taxable according to rules discussed under the heading “Sale, Exchange or Other Taxable Disposition of Common Shares Received from Exercise of the Warrants”, below. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Common Shares Received from Exercise of the Warrants

Upon the sale, exchange or other taxable disposition of Common Shares acquired from exercise of the Warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between: (i) the amount of cash and the fair market value of any property received upon such taxable disposition; and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Shares is more than one year at the time of the taxable disposition. It is unclear whether your holding period for the Common Share received will commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants, in either case the holding period will not include the period during which you held the Warrants. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code. U.S. Holders should consult their tax advisors for further details.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Common Shares acquired from exercise of the Warrants and to the proceeds of a sale of Common Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding at a current rate of 24% will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Receipt of Warrants and Certain Adjustments to the Warrants

As explained above in the discussion of U.S. Holders, it is possible that the distribution of the Warrants could be treated as a taxable stock dividend under Section 305(b) of the Code. We cannot state with any certainty how or if Section 305(b) of the Code would be applied to the distributions of Warrants. As a result, it is possible that the fair market value of the Warrants would be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. You should read the full discussion set forth above. No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to receipt of the Warrants.

Similarly, as explained in more detail above, certain adjustments to the Warrants may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants.

If the distribution of Warrants or an adjustment to the Warrants is treated as a taxable stock dividend, you would be subject to tax as described in Dividends below.

Sale, Exchange, Expiration, or Exercise of the Warrants

You generally will not recognize gain or loss upon the acquisition of a Common Share from the exercise of Warrants. If you sell or exchange the Warrants, or the Warrants expire without exercise, whether you at that time continue to hold or after you have disposed of any of our Common Shares with respect to which your rights have been granted, you may recognize gain or loss for U.S. tax purposes. However, a Non-U.S. Holder of Warrants generally will not be subject to U.S. federal income tax on any gain recognized from the sale or exchange of warrants except under circumstances similar to those described below under “Sale or Other Taxable Disposition of the Common Shares.” You should consult your tax advisor regarding the tax consequences of any gain recognized on the Warrants.

Dividends

Distributions on Common Shares acquired from exercise of the Warrants paid to Non-U.S. Holders will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Common Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed below under the heading “Sale or Other Taxable Disposition of Common Shares”. Any dividends paid to a Non-U.S. Holder with respect to Common Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8BEN, unless the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States.

Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of any income tax treaty.

Sale or Other Taxable Disposition of Common Shares

In general, a Non-U.S. Holder of Common Shares acquired from exercise of the Warrants will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Shares, unless:

•	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the disposition at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale (subject to any exemption or lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses; or

•	the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the disposition; provided that, as long as the Company’s Common Shares are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the disposition of Common Shares under this rule unless the Non-U.S. Holder has owned (actually and constructively) more than 5% of our common stock at any time during such 5-year or shorter period (a “5% Shareholder”). The determination of whether we are a USRPHC depends on the fair market value of our US real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets. Non-U.S. Holders should be aware that the Company has made no determination as to whether the Company is or has been a USRPHC, and the Company can provide no assurances that it is not and will not become a USRPHC in the future. In addition, in the event that the Company is or becomes a USRPHC, the Company can provide no assurances that the Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such Common Shares or sells, exchanges or otherwise disposes of such Common Shares. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a U.S. trade or business in the event that: (i) such holder is a 5% Shareholder; or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Generally, the Company must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends by the Company, provided the Company receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and the Company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. The requirements for the statement will be met if: (i) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN, W-8BEN-E or other applicable form); or (ii) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes the Company or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the Company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (“FATCA”) impose a reporting regime and potentially a 30% withholding tax on certain payments made to or through: (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors; or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, intergovernmental agreements (“IGAs”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to dividends and other payments in respect of Common Shares if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. In addition, subject to the discussion regarding proposed Treasury Regulations, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the Common Shares. Proposed Treasury Regulations eliminate the FATCA withholding tax on payments of gross proceeds and taxpayers may rely on these proposed Treasury regulations until final U.S. Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

LEGAL MATTERS

The law firm of Richards, Layton & Finger, P.A. has acted as special Delaware legal counsel to our Company by providing an opinion on the validity of the securities being offered by this Prospectus. The law firm of Kelley Drye & Warren LLP has acted as special New York legal counsel to our Company by providing an opinion on the enforceability of the Warrant Agreement between us and VStock Transfer, LLC, as Warrant Agent.

No counsel named in this Prospectus as having prepared any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Warrants and the underlying Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the years ended February 28, 2023 and February 28, 2022, have been audited by Centurion ZA CPA & Co., independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The Registrar and Transfer Agent for our Common Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York, U.S.A., 11598.

RECENT DEVELOPMENTS

On or around October 2022, our contractually controlled subsidiary, JiuGe Technology signed a cooperation agreement with Suning.com to expand our reach to the China market. Sunning.com is a portal that primarily caters to consumers shopping for home appliances, consumer electronics, health, and beauty products.

On or around December 2022, our contractually controlled subsidiary, JiuGe Technology and Munich Re, a large global reinsurer, have set the stage for extension of their ongoing behavioral research and analytic studies into commercial implementation in the China market. Through a proprietary behaviour intelligence system developed by “Sapientus”, the analytic innovation development arm of FingerMotion, the companies will bring forward their jointly developed model algorithms and analytic insights for productionized applications and wider market adoption.

On or about April 6, 2023, we eliminated our remaining convertible debt with our primary lender as a result of conversions by the primary lender and payment by us to the primary lender.

On April 28, 2023, we repaid in full the US$730,000 convertible note that was issued in favor of Dr. Liew Yow Ming on May 1, 2022.

On or about May 12, 2023, our contractually controlled subsidiary, JiuGe Technology signed a cooperation agreement with Migu Video Technology Co., Ltd. to start in-depth collaboration on overseas hardware and terminal business.

On July 28, 2023, we granted an aggregate of 2,648,500 stock options pursuant to our 2023 Stock Incentive Plan, each having an exercise price of $4.62 per Common Share and an expiry date of five years from the date of grant to 22 individuals who are employees of our subsidiaries and contractually controlled affiliate. Such stock options are subject to vesting provisions of 20% on the date of grant and 20% on each of the first, second, third and fourth anniversary of the date of grant.

On September 11, 2023, we entered into an At-The-Market Issuance Sales Agreement with Univest Securities, LLC (the “Sales Agent”), pursuant to which we may issue and sell, from time to time, Common Shares having an aggregate offering price of not more than $25,000,000 through the Sales Agent or any of its sub-agent(s) or other designees, acting as sales agent. Such Common Shares are registered pursuant to our shelf Registration Statement on Form S-3 (File No. 333-274456) filed on September 11, 2023, which was declared effective by the SEC on September 29, 2023.

On or around January 10, 2024, our contractually controlled subsidiary, JiuGe Technology, launched a new consumer application called “Da Ge” introducing subscribers to services such as car washing, detailing and maintenance, linking automobile owners with full service independent service stations.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended February 28, 2023, that we filed with the SEC on May 30, 2023;

(b)	our Amendment to our Annual Report on Form 10-K/A for the fiscal year ended February 28, 2023, that we filed with the SEC on August 31, 2023;

(c)	our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2023, that we filed with the SEC on July 14, 2023;

(d)	our Quarterly Report on Form 10-Q for our fiscal quarter ended August 31, 2023, that we filed with the SEC on October 13, 2023;

(e)	our Quarterly Report on Form 10-Q for our fiscal quarter ended November 30, 2023, that we filed with the SEC on January 16, 2024;

(f)	our Current Report on Form 8-K that we filed with the SEC on May 30, 2023;

(g)	our Current Report on Form 8-K that we filed with the SEC on June 5, 2023;

(h)	our Current Report on Form 8-K that we filed with the SEC on July 14, 2023;

(i)	our Current Report on Form 8-K that we filed with the SEC on July 26, 2023;

(j)	our Current Report on Form 8-K that we filed with the SEC on July 31, 2023;

(k)	our Current Report on Form 8-K that we filed with the SEC on September 14, 2023;

(l)	our Current Report on Form 8-K that we filed with the SEC on October 4, 2023;

(m)	our Current Report on Form 8-K that we filed with the SEC on October 5, 2023;

(n)	our Current Report on Form 8-K that we filed with the SEC on October 16, 2023;

(o)	our Current Report on Form 8-K that we filed with the SEC on October 20, 2023;

(p)	our Current Report on Form 8-K that we filed with the SEC on November 17, 2023;

(q)	our Current Report on Form 8-K that we filed with the SEC on November 21, 2023;

(r)	our Current Report on Form 8-K that we filed with the SEC on December 20, 2023;

(s)	our Current Report on Form 8-K that we filed with the SEC on January 10, 2024;

(t)	our Current Report on Form 8-K that we filed with the SEC on January 16, 2024;

(u)	our Current Report on Form 8-K that we filed with the SEC on January 22, 2024;

(v)	our Current Report on Form 8-K that we filed with the SEC on January 24, 2024;

(w)	our Current Report on Form 8-K that we filed with the SEC on February 21, 2024;

(x)	our Current Report on Form 8-K that we filed with the SEC on March 22, 2024;

(y)	our Current Report on Form 8-K that we filed with the SEC on March 25, 2024 and

(z)	the description of our Common Shares set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of our registration statement on Form S-1 (File No. 333-196503) filed with the SEC on June 4, 2014, as amended on June 18, 2014.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WHERE TO FIND ADDITIONAL INFORMATION

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request to us at the following address or telephone number:

Martin J. Shen, Chief Executive Officer
111 Somerset Road, Level 3
Singapore, 238164
Telephone: (347) 349-5339

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.FingerMotion.com. The information contained on our website does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

FINGERMOTION, INC.

52,712,850 Warrants to Purchase Shares of Common Stock

5,271,285 Shares of Common Stock

PROSPECTUS

_____________ __, 2024

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by our Company. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$5,446.29
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	50,000.00	*
Transfer agent fees and registrar expenses	18,000.00	*
Miscellaneous	7,000.00	*
Total	$90,446.29	*

* Estimated

Item 15. Indemnification of Officers and Directors

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Document
3.1(1)	Certificate of Incorporation
3.2(2)	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock dated May 15, 2017
3.3(3)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(4)	Amended and Restated Bylaws
4.1*	Form of Warrant
4.2*	Form of Warrant Agreement
5.1*	Legal Opinion of Richards, Layton & Finger, P.A.
5.2*	Legal Opinion of Kelley Drye & Warren LLP
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.2)
23.3*	Consent of Centurion ZD CPA & Co.
24.1	Power of Attorney (included on the signature page to the Registration Statement)
107*	Filing fee table

Notes:

(*)	Filed herewith
(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2017
(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017
(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 9th day of April, 2024.

FINGERMOTION, INC.

By:	/s/ Martin J. Shen
Martin J. Shen
President, Chief Executive Officer (Principal Executive Officer) and a director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Shen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin J. Shen
Martin J. Shen	President, Chief Executive Officer (Principal Executive Officer) and a director	April 9, 2024

/s/ Yew Hon Lee
Yew Hon Lee	Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 9, 2024

/s/ Yew Poh Leong
Yew Poh Leong	Director	April 9, 2024

/s/ Michael Chan
Michael Chan	Director	April 9, 2024

/s/ Hsien Loong Wong
Hsien Loong Wong	Director	April 9, 2024

/s/ Eng Ho Ng
Eng Ho Ng	Director	April 9, 2024